Exhibit 1A-11

180 Glastonbury Boulevard, Suite 400 Glastonbury, CT 06033 860.541.2000 main 860.541.2001 fax	mahoneysabol.com Glastonbury Essex

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Regulation A Offering Statement on Form 1-A of Energea Portfolio 1 LLC of our report dated May 15, 2020 relating to the financial statements for the period from inception (January 23, 2020) to February 29, 2020.

Certified Public Accountants
Glastonbury, Connecticut
May 15, 2020